EXHIBIT 17.1


                              [FORM OF PROXY CARD]



            The shares represented by a properly executed proxy card
                  will be voted as specified on the proxy card.


DAVID L. BABSON GROWTH FUND, INC.     THIS PROXY IS SOLICITED ON BEHALF OF
(THE "BABSON FUND")                   THE BOARD OF DIRECTORS
                                      SPECIAL MEETING OF SHAREHOLDERS
                                      MARCH 15, 2004 - 9:00 A.M. CENTRAL TIME
                                      (THE "MEETING")

The undersigned appoints Jennifer Lammers, Laura Moret, Christopher J. Tomas and Martin A. Cramer, and each of them individually with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of the Babson Fund held by the undersigned on January 15, 2004, at the Meeting, to be held at the offices of RBC Dain Rauscher Corporation, 60 South Sixth Street, Minneapolis, Minnesota, on March 15, 2004 at 9 a.m. Central Time and at any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Meeting are revoked. The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated [EFFECTIVE DATE].

                                          PLEASE VOTE, DATE AND SIGN,
                                         AND PROMPTLY RETURN THIS PROXY CARD
                                         IN THE ENCLOSED ENVELOPE PROVIDED.

                                         Dated: ____________________________

                                         -----------------------------------
                                         |                                 |
                                         -----------------------------------
                                         (Signature)       (SIGN IN THE BOX)

                                         Please sign exactly as your name or
                                         names appear to the left. When shares
                                         are held by joint tenants, both should
                                         sign. When signing as attorney,
                                         executor, administrator, trustee,
                                         guardian or in any other representative
                                         capacity, please give full title as
                                         such. If signing for a corporation,
                                         please sign in full corporate name by
                                         authorized person. If a partnership,
                                         please sign in partnership name by
                                         authorized person.


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PLEASE FILL IN BOXES AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [X]
PLEASE DO NOT USE FINE POINT PENS. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" ALL ITEMS, AS APPLICABLE.

                                                                                FOR             AGAINST               ABSTAIN
1. To approve an Agreement and Plan of Reorganization (the "Plan") for          [ ]               [ ]                   [ ]
the Babson Fund. Under the Plan, (i) all of the assets of the Babson Fund would be transferred to RBC Large Cap Equity Fund (the "Large Cap Equity
Fund"), a series of RBC Funds, Inc.; (ii) all of the liabilities of the
Babson Fund would be assumed by the Large Cap Equity Fund; (iii) each shareholder of the Babson Fund would be issued shares of the Large Cap
Equity Fund in an amount equal to the value of the shareholder's holdings in the Babson Fund immediately prior to the reorganization transaction
(the "Reorganization"); and (iv) the Babson Fund would be liquidated.

2. To approve the election of the following individuals to the board of       FOR ALL           WITHHOLD                FOR
directors of the Fund: (01) T. Geron Bell, (02) Lucy Hancock  Bode, (03)                          ALL                   ALL
Leslie H. Garner, Jr., (04) Ronald James, (05) Michael T. Lee, (06) John                                              EXCEPT
A. MacDonald, (07) H. David Rybolt, (08) James R. Seward, and (09) Jay H.       [ ]               [ ]
Wein.                                                                                                                   [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, MARK THE
BOX "FOR ALL EXCEPT" AND WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE
BELOW.)

-------------------------------------------------

                                                                                FOR             AGAINST               ABSTAIN
3. To ratify the selection of Deloitte & Touche LLP as independent              [ ]               [ ]                   [ ]
auditors of the Babson Fund for the current fiscal year.

     THE PERSONS NAMED AS PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS
                            OR POSTPONEMENTS THEREOF

                        (PLEASE SIGN AND DATE ON REVERSE)